Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS STRONG SECOND-QUARTER 2019 RESULTS

INCREASES MIDPOINT OF FULL-YEAR ADJUSTED EPS GUIDANCE

2019 Second-Quarter Results

•	Earnings per diluted share (“EPS”) of $1.41
•	Adjusted EPS of $0.36
•	Sales of $222.2 million
•	Adjusted sales of $218.1 million
•	Gross profit of $56.8 million
•	Adjusted gross profit of $57.8 million (26.5% of adjusted sales)
•	Operating income of $49.2 million
•	Adjusted operating income of $11.9 million (5.5% of adjusted sales)
•	Adjusted EBITDA of $20.2 million (9.3% of adjusted sales)

Full-Year Guidance Update

•	Increasing midpoint of full-year adjusted EPS guidance to $1.66
•	Reducing midpoint of adjusted tax rate to 20.0% from 22.5%
•	Revised guidance includes favorable impact of share repurchase program
•	Reducing midpoint of adjusted revenue guidance by $7.5 million to $840 million
•	Reducing midpoint of adjusted gross margin, adjusted operating margin and adjusted EBITDA margin guidance by 50 basis points

NOVI, Mich. – July 31, 2019 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the second quarter ended June 30, 2019, with sales of $222.2 million and earnings per diluted share of $1.41. Adjusted sales were $218.1 million and adjusted EPS was $0.36 for the second quarter, considering normalizing adjustments primarily related to expenses and the gain on the disposal of the assets of the previously announced divestiture, a favorable tax ruling in Brazil leading to a favorable tax position, fair value adjustments and restructuring expenses. The exhibits attached hereto provide additional detail on the normalizing adjustments.

For the second quarter of 2019, Stoneridge reported gross profit of $56.8 million and adjusted gross profit of $57.8 million (26.5% of adjusted sales). Operating income was $49.2 million and adjusted operating income was $11.9 million (5.5% of adjusted sales). Adjusted EBITDA was $20.2 million (9.3% of adjusted sales).

“Stronger demand for our emissions products in China and off-highway vision systems drove increased revenue for the quarter compared to the second quarter of 2018. As a result, adjusted earnings per share outperformed our expectations,” said Jon DeGaynor, president and chief executive officer. “In addition to the strong financial performance, we are announcing new awards that are significant to the business both financially and strategically. We continue to drive growth in our transmission actuation programs with the announcement of an extension and expansion of our Park-by-Wire programs bringing peak annual revenue for the product for awarded programs to approximately $48 million. We have also secured an additional Shift-by-Wire award that increases the peak annual revenue of programs launching in the next few years to over $20 million. Finally, our focus on growing our OEM business in Brazil resulted in business awards for the segment of more than $10 million this quarter. We are driving performance at each of our segments as we continue to position the Company for sustainable, long-term growth.”

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Second Quarter in Review

Control Devices adjusted sales, excluding the impact of recently divested non-core product lines, totaled $102.9 million, a slight increase relative to the second quarter of 2018. The increase is due to higher sales volume in our China automotive market which was partially offset by decreased sales volume in the North American automotive market primarily due to the continued ramp-down of legacy Shift-by-Wire programs. Control Devices gross margin decreased primarily due to increased overhead and direct material costs. The segment’s adjusted operating income decreased due to a lower gross margin, partially offset by reduced SG&A and D&D costs, resulting in adjusted operating margin of 12.5%, excluding the impact of recently divested non-core product lines.

Electronics’ sales of $101.9 million increased by 1.8% relative to the second quarter of 2018, primarily due to an increase in North American commercial vehicle and off-highway product sales. Electronics segment gross margin decreased due to an unfavorable product mix, as well as increased costs related to electronic component shortages resulting in increased direct material costs. The segment’s adjusted operating income decreased as a result of a lower gross margin, partially offset by reduced SG&A costs.

PST sales of $16.6 million decreased due to lower volumes in the Company’s Argentina aftermarket channel, alarm and audio products, as well as lower monitoring products and service revenues. The segment’s gross margin declined due to the reduction in sales, partially offset by lower overhead costs. PST adjusted operating margin decreased to 2.4% due to a lower gross margin and higher SG&A and D&D costs as a percentage of sales.

Cash and Debt Balances

As of June 30, 2019, Stoneridge had cash and cash equivalent balances totaling $51.5 million. Total debt as of June 30, 2019, was $105.1 million. Total debt less cash and cash equivalents yielded a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 0.6x.

2019 Outlook

Bob Krakowiak, executive vice president and chief financial officer, commented: “For the full-year 2019, we are increasing the previously provided adjusted EPS midpoint guidance by 3.5 cents to $1.66. The adjustment is due to the execution of our share repurchase program and an improved outlook for our adjusted tax rate partially offset by reduced revenue expectations and the expected unfavorable impact of foreign currency exchange rates for the remainder of the year. We continue to work to offset external factors and drive financial performance and operational efficiency by implementing cost controls and continuous improvement activities throughout the organization.”

Conference Call on the Web

A live internet broadcast of Stoneridge’s conference call regarding 2019 second-quarter results can be accessed at 9:00 a.m. Eastern Standard Time on Thursday, August 1, 2019, at www.stoneridge.com. A webcast replay will also be offered.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, motorcycle, off-highway and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

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Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 2018 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2018 and 2019 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

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Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted sales, adjusted sales excluding divested non-core product lines, Adjusted gross profit, adjusted operating income, adjusted operating income excluding divested non-core product lines, adjusted net income, adjusted earnings per diluted share and adjusted EBITDA should not be considered in isolation or as a substitute for gross profit, operating income, net income, earnings per diluted share, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and Corporate Development (Matthew.Horvath@Stoneridge.com)

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CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands, except per share data)	2019	2018	2019	2018

Net sales	$222,241	$220,602	$440,538	$446,532
Costs and expenses:
Cost of goods sold	165,414	153,184	322,858	311,145
Selling, general and administrative	27,522	35,256	63,110	72,517
Gain on disposal of non-core products, net	(33,921)	-	(33,599)	-
Design and development	14,040	12,981	27,284	26,842
Operating income	49,186	19,181	60,885	36,028
Interest expense, net	1,001	1,170	2,004	2,524
Equity in earnings of investee	(548)	(665)	(912)	(1,186)
Other income, net	(97)	(264)	(529)	(863)
Income before income taxes	48,830	18,940	60,322	35,553
Provision for income taxes	9,066	3,820	10,901	7,053
Net income	39,764	15,120	$49,421	$28,500
Earnings per share:
Basic	$1.43	$0.53	$1.75	$1.01
Diluted	$1.41	$0.52	$1.72	$0.99
Weighted-average shares outstanding:
Basic	27,887	28,449	28,208	28,349
Diluted	28,294	28,978	28,716	28,907

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CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(in thousands)	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,503	$81,092
Accounts receivable, less reserves of $1,592 and $1,243, respectively	151,687	139,076
Inventories, net	100,751	79,278
Prepaid expenses and other current assets	32,148	20,731
Total current assets	336,089	320,177
Long-term assets:
Property, plant and equipment, net	116,954	112,213
Intangible assets, net	58,890	62,032
Goodwill	36,377	36,717
Operating lease right-of-use asset	18,970	-
Investments and other long-term assets, net	28,767	28,380
Total long-term assets	259,958	239,342
Total assets	$596,047	$559,519

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$869	$1,533
Accounts payable	100,659	87,894
Accrued expenses and other current liabilities	61,987	57,880
Total current liabilities	163,515	147,307
Long-term liabilities:
Revolving credit facility	103,500	96,000
Long-term debt, net	732	983
Deferred income taxes	15,042	14,895
Operating lease long-term liability	14,565	-
Other long-term liabilities	17,194	17,068
Total long-term liabilities	151,033	128,946
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,367 and 28,488 shares outstanding at June 30, 2019 and December 31, 2018, respectively, with no stated value	-	-
Additional paid-in capital	223,831	231,647
Common Shares held in treasury, 1,599 and 478 shares at June 30, 2019 and December 31, 2018, respectively, at cost	(50,689)	(8,880)
Retained earnings	195,672	146,251
Accumulated other comprehensive loss	(87,315)	(85,752)
Total shareholders' equity	281,499	283,266
Total liabilities and shareholders' equity	$596,047	$559,519

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CONSOLIDATED STATEMENTS OF CASH FLOWS

Six months ended June 30, (in thousands)	2019	2018

OPERATING ACTIVITIES:
Net income	$49,421	$28,500
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	11,819	11,535
Amortization, including accretion and write-off of deferred financing costs	3,464	3,503
Deferred income taxes	3,804	1,765
Earnings of equity method investee	(912)	(1,186)
Gain on sale of fixed assets	(26)	(18)
Share-based compensation expense	3,594	2,838
Tax benefit related to share-based compensation expense	(752)	(879)
Gain on disposal of non-core products, net	(33,599)	-
Change in fair value of earn-out contingent consideration	921	1,417
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(13,440)	(11,594)
Inventories, net	(21,798)	(10,610)
Prepaid expenses and other assets	(9,678)	(8,417)
Accounts payable	13,604	8,678
Accrued expenses and other liabilities	242	3,379
Net cash provided by operating activities	6,664	28,911

INVESTING ACTIVITIES:
Capital expenditures	(17,479)	(16,845)
Proceeds from sale of fixed assets	49	41
Insurance proceeds for fixed assets	-	1,403
Proceeds from disposal of non-core products	34,386	-
Investment in venture capital fund	(1,200)	-
Net cash provided by (used for) investing activities	15,756	(15,401)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	55,000	26,500
Revolving credit facility payments	(47,500)	(37,500)
Proceeds from issuance of debt	55	273
Repayments of debt	(999)	(2,459)
Earn-out consideration cash payment	(3,394)	-
Other financing costs	(873)	-
Common Share repurchase program	(50,000)
Repurchase of Common Shares to satisfy employee tax withholding	(3,209)	(4,242)
Net cash used for financing activities	(50,920)	(17,428)

Effect of exchange rate changes on cash and cash equivalents	(1,089)	(3,120)
Net change in cash and cash equivalents	(29,589)	(7,038)
Cash and cash equivalents at beginning of period	81,092	66,003

Cash and cash equivalents at end of period	$51,503	$58,965

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,198	$2,679
Cash paid for income taxes, net	$7,100	$7,967

Supplemental disclosure of non-cash operating and financing activities:
Bank payment of vendor payables under short-term debt obligations	$-	$-

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q2 2019 Adjusted EPS

(USD in millions)	Q2 2019	Q2 2019 EPS
Net Income	$39.8	$1.41

Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.02
Add: After-Tax Restructuring Costs	2.7	0.10
Add: After-Tax Write-Off of Deferred Financing Fees	0.2	0.01
Add: After-Tax Share-Based Comp Accelerated Vesting	0.4	0.01
Add: After-Tax Impact of State Tax Valuation Allowance Release	0.2	0.01
Less: After-Tax Gain from Disposal of Non-Core Products	(26.9)	(0.95)
Less: After-Tax One-Time Sale of Non-Core Product Inventory	(1.1)	(0.04)
Less: After-Tax Recovery of Brazilian Indirect Taxes	(5.6)	(0.20)
Adjusted Net Income	$10.1	$0.36

Exhibit 2 – Adjusted Operating Income by Segment

Reconciliation of Control Devices Adjusted Operating Income

(USD in millions)	Q2 2019
Control Devices Operating Income	$44.4

Add: Pre-Tax Restructuring Costs	3.5
Less: Pre-Tax Gain from Disposal of Non-Core Products	(33.6)
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	(1.4)
Control Devices Adjusted Operating Income	$12.9

Reconciliation of Control Devices Adjusted Operating Income Excluding Disposed Non-Core Products

(USD in millions)	Q2 2019
Adjusted Operating Income	$12.9

Less: Pre-Tax Impact from Disposed Non-Core Products	-
Adjusted Operating Income Excluding Disposed Non-Core Products	$12.9

Reconciliation of Electronics Adjusted Operating Income

(USD in millions)	Q2 2019
Electronics Operating Income	$7.6

Add: Pre-Tax Restructuring Costs	0.1
Electronics Adjusted Operating Income	$7.7

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Reconciliation of PST Adjusted Operating Income

(USD in millions)	Q2 2019
PST Operating Income	$6.4

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5
Less: Pre-Tax Recovery of Brazilian Indirect Taxes	(6.5)
PST Adjusted Operating Income	$0.4

Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income

(USD in millions)	Q2 2019
Operating Income	$49.2

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5
Add: Pre-Tax Restructuring Costs	3.6
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.5
Less: Pre-Tax Gain from Disposal of Non-Core Products	(33.9)
Less: Pre-Tax Recovery of Brazilian Indirect Taxes	(6.5)
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	(1.4)
Adjusted Operating Income	$11.9

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA

(USD in millions)	Q3 2018	Q4 2018	Q1 2019	Q2 2019	TTM Q2 2019
Income Before Tax	$16.8	$12.7	$11.5	$48.8	$89.8
Interest expense, net	1.2	1.0	1.0	1.0	4.2
Depreciation and amortization	7.1	7.4	7.2	7.6	29.4
EBITDA	$25.0	$21.2	$19.7	$57.4	$123.4
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	(1.7)	0.5	0.5	(0.3)
Less: Pre-Tax Gain in Fair Value of Equity Investment			(0.0)		(0.0)
Add: Pre-Tax Restructuring Costs			2.8	3.6	6.3
Add: Pre-Tax Business Realignment Costs	(0.1)	3.4	1.1		4.4
Less: Pre-Tax Gain from Disposal of Non-Core Products				(33.9)	(33.9)
Less: Pre-Tax Recovery of Brazilian Indirect Taxes				(6.5)	(6.5)
Add: Pre-Tax Share-Based Comp Accelerated Vesting				0.5	0.5
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory				(1.4)	(1.4)
Adjusted EBITDA	$25.4	$22.9	$24.1	$20.2	$92.6

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Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit

(USD in millions)	Q2 2019
Gross Profit	$56.8

Add: Pre-Tax Restructuring Costs	2.4
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	(1.4)
Adjusted Gross Profit	$57.8

Exhibit 6 – Adjusted Sales Control Devices

Reconciliation of Control Devices Adjusted Sales

(USD in millions)	Q2 2019
Control Devices Sales	$116.1

Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	(4.2)
Adjusted Control Devices Sales	$112.0

Reconciliation of Control Devices Adjusted Sales Excluding Disposed Non-Core Products

(USD in millions)	Q2 2019
Adjusted Control Devices Sales	$112.0

Less: Pre-Tax Impact from Disposed Non-Core Products	(9.1)
Adjusted Control Devices Sales Excluding Disposed Non-Core Products	$102.9

Exhibit 7 – Adjusted Sales

Reconciliation of Adjusted Sales

(USD in millions)	Q2 2019
Sales	$222.2

Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	(4.2)
Adjusted Sales	$218.1

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